EXHIBIT 32.1

CERTIFICATION OF PERIODIC REPORT

The undersigned, Chief Executive Officer and President and Executive Vice President and Chief Financial Officer of Neff Rental LLC (the “Company”), each hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)         the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)         the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 1, 2007

/s/ JUAN CARLOS MAS
Juan Carlos Mas, Chief Executive Officer
/s/ MARK IRION
Mark Irion Executive Vice President and Chief Financial Officer

[A signed original of this written statement required by Section 906 has been provided to Neff Rental LLC and will be retained by Neff Rental LLC and furnished to the Securities and Exchange Commission or its staff upon request.]